================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12


                             GraphOn  Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                              GRAPHON CORPORATION
                              400 Cochrane Circle
                         Morgan Hill, California 95037

                               ----------------

                 Notice of 2001 Annual Meeting of Stockholders
                          to be held on May 16, 2001

                               ----------------

TO THE STOCKHOLDERS OF GRAPHON CORPORATION:

  NOTICE IS GIVEN that the 2001 annual meeting of stockholders of GraphOn Corporation will be held at the Inn at Morgan Hill, in the Monterey Room, 16115 Condit Road, Morgan Hill, California, on Wednesday, May 16, 2001 at the hour of 9:30 a.m., for the following purposes:

  I. To elect two directors to Class II of the board of directors to serve for a three-year term.

  II. To amend our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 2,930,400 to 3,655,400.

  III. To ratify the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2001.

  IV. To transact such other business as may properly come before the meeting.

  Only stockholders of record at the close of business on April 16, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                          /s/ William Swain
                                          William Swain
                                          Secretary

Morgan Hill, California
April 17, 2001


 Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

                              GRAPHON CORPORATION
                              400 Cochrane Circle
                         Morgan Hill, California 95037

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This proxy statement is being mailed on or about April 17, 2001 to all stockholders who held our common stock at the close of business on April 16, 2001 in connection with the solicitation by our board of directors of proxies for the 2001 annual meeting of stockholders to be held at the Inn at Morgan Hill, in the Monterey Room, 16115 Condit Road, Morgan Hill, California, on Wednesday, May 16, 2001, at 9:30 a.m.

Solicitation of Proxies

  Who is soliciting my vote and how is the solicitation financed?

  This proxy solicitation is being made by GraphOn Corporation. Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

  When was the proxy statement mailed to stockholders?

  This proxy statement was first mailed to stockholders on or about April 17, 2001.

  Can I attend the meeting?

  All persons or entities who held shares of our common stock on April 16, 2001 can attend the meeting. If your shares are held through a broker and you would like to attend the meeting, please bring a copy of your brokerage account statement or an omnibus proxy (which can be obtained from your broker) and you will be permitted to attend the meeting.

Issues Submitted for Voting

  On what issues am I voting?

  . election of two directors to Class II of the board of directors to serve for a three-year term;

  . amendment of our 1998 Stock Option/Stock Issuance Plan to increase the number of shares of common stock available thereunder from 2,930,400 to 3,655,400; and

  . ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2001.

  Our board does not now know of any other matter that may be brought before the meeting.

  What if unanticipated business arises for vote at the meeting?

  In the event that any other matter should come before the meeting, or either of the director nominees should not be available for election, the persons named as proxy will have authority to vote, in their discretion, all proxies not marked to the contrary as they deem advisable.

Manner of Voting

  How do I cast my vote?

  Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees as well as FOR the two other proposals.

  What if my shares are held through a bank or broker?

  Stockholders who hold their shares through a bank or broker can also vote via the Internet or telephone if these options are offered by the bank or broker.

  May I revoke my proxy?

  Any stockholder may revoke his or her proxy, whether (s)he votes by mail, the Internet or telephone, at any time before the meeting, by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy, or by attending the meeting and voting in person.

  Who will count the votes?

  Representatives of our transfer agent, American Stock Transfer & Trust Company, will count the votes.

  Is my vote confidential?

  Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

Votes Required

  How many shares can vote?

  Only stockholders who owned our common stock as of April 16, 2001 can cast votes on the proposals raised at this annual meeting. The total number of shares of our common stock outstanding as of the April 16, 2001 record date was 14,785,296. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. A list of stockholders of record as of April 16, 2001 will be available at our offices, 400 Cochrane Circle, Morgan Hill, California, for a period of ten days prior to the meeting and at the meeting itself, for examination by any stockholder.

  How many shares are required for the adoption of a proposal?

  A majority of our shares of common stock outstanding and entitled to vote as of April 16, 2001 (i.e., 7,392,649 shares) constitutes a quorum and must be present at the meeting, in person or by proxy, for the meeting to be held for the transaction of business. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Broker non-votes (proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares) will be counted as part of the quorum. However, broker non-votes will not be counted for purposes of determining whether a proposal has been approved. Abstentions, on the other hand, will be counted in the tabulation of votes cast on each of the proposals presented. An abstention has the same effect as a vote AGAINST a proposal.

  In the election of the two Class II directors, the two candidates receiving the highest number of affirmative votes will be elected as Class II directors. To be adopted, each of the two other proposals must receive the affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy.

Stockholder Proposals for the 2002 Annual Meeting

  When are stockholder proposals for the 2002 annual meeting due?

  All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to William Swain, our Secretary, at our address prior to December 18, 2001.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  The members of our board of directors are divided into three classes. The members of one class are elected at each annual meeting of stockholders to hold office for a three-year term and until successors of such class members have been elected and qualified. The respective members of each class are set forth below:

  . Class I: Vacant (one person; term expires 2003)

  . Class II: Robert Dilworth and August Klein (current nominees; terms expire 2001)

  . Class III: Walter Keller and Robin Ford (terms expire 2002)

  Two directors are to be elected at this meeting to serve for a term of three years or until their respective successors are elected and qualified.

Nominees for Election at the 2001 Annual Meeting Whose Terms Expire in 2004 (Class II)

  Robert Dilworth, age 59, has served as one of our directors since July 1999 and of GraphOn Corporation, a California corporation ("GraphOn-CA"), between July 1998 and July 1999. Mr. Dilworth was appointed our Chairman in December 1999. He served as CEO of Metricom, Inc. from 1987 to 1998. Metricom is a leading provider of wireless data communication and network solutions. Prior to joining Metricom, from 1985 to 1987, Mr. Dilworth served as President of Zenith Data Systems Corporation, a microcomputer manufacturer. Earlier positions include CEO and President of Morrow Designs, CEO at Ultramagnetics, Group Marketing and Sales Director of Varian Associates Instruments Group, Director of Minicomputer Systems at Sperry Univac and Vice President of Finance and Administration at Varian Data Machines. Mr. Dilworth is also a director of Metricom, eOn Communications, Mobility Electronics, Transcept Corporation, Yummy Interactive and Get2Chip.com, Inc.

  August P. Klein, age 64, has served as one of our directors since July 1999 and of GraphOn-CA between August 1998 and July 1999. Mr. Klein has been, since 1995, the founder, CEO and Chairman of the Board of JSK Corporation. From 1989 to 1993, Mr. Klein was founder and CEO of Uniquest, Inc., an object-oriented application software company. From 1984 to 1988, Mr. Klein served as CEO of Masscomp, Inc., a developer of high performance real time mission critical systems and UNIX-based applications. Mr. Klein has served as Group Vice President, Serial Printers at Data Products Corporation and President and CEO at Integral Data Systems, a manufacturer of personal computer printers. From 1957 to 1982, he was General Manager of the Retail Distribution Business Unit and Director of Systems Marketing at IBM. Mr. Klein is a director of QuickSite Corporation and has served as a trustee of the Computer Museum in Boston, Massachusetts since 1988. Mr. Klein holds a B.S. in Mathematics from St. Vincent's College.

Current Directors Whose Terms Expire in 2002 (Class III)

  Walter Keller, age 50, has served as one of our directors and as our President and Chief Executive Officer since July 1999 and of GraphOn-CA between 1982 and July 1999. Mr. Keller served as Chairman of GraphOn-CA between 1982 and July 1999, and as our Chairman between July 1999 and December 1999. Mr. Keller was Chief Financial Officer of GraphOn-CA from 1991 until February 8, 1999. Prior to the founding of GraphOn-CA in 1982, Mr. Keller's experience included executive staff and senior level management, sales and engineering positions at United Technologies Corporation and Honeywell Inc. Mr. Keller is a member of the Society of

Professional Engineers and holds a B.S. in Mechanical Engineering and a M.S. in Electrical Engineering from Santa Clara University in Santa Clara, CA. Mr. Keller is the husband of Ms. Ford.

  Robin Ford, age 51, has served as one of our directors since July 1999 and of GraphOn-CA between 1982 and July 1999. Since January 2001, Ms. Ford has served as our Executive Vice President, Investor Relations and Public Relations. Ms. Ford served as our Executive Vice President, Marketing and Sales from July 1999 through December 2000, and of GraphOn-CA between 1996 and July 1999. Ms. Ford was Vice President, Marketing and Sales of GraphOn-CA from 1991 to 1996 and held various positions in sales and marketing at GraphOn-CA from 1983 to 1991. Ms. Ford was a director of GraphOn-CA from October 1991 to June 1999. Prior to joining GraphOn-CA, Ms. Ford held various sales management and technical positions at Intel Corporation, National Semiconductor Corporation and Grid Systems Corporation. Ms. Ford is the wife of Mr. Keller.

Director Whose Term Expires in 2003 (Class I)

  Our Class I seat, which would have a term expiring in 2003, is currently vacant, Marshall Phelps having resigned from the board. We are currently conducting a search for a qualified person to fill this vacancy.

Board of Directors and Committees

  Our business is managed under the direction of our board of directors. Our board consists of three classes of directors that are elected for alternating terms of three years, whereby one class comes up for re-election each year at the annual meeting of stockholders.

  During 2000, our board of directors met a total of six times. All of our directors attended all of the meetings of the board of directors and the committees on which they served during the period of time that such person so served.

  We have established an audit committee that recommends the selection of our independent auditors to the board, reviews the scope of their audit policies, reviews our annual audited financial statements and oversees our system of internal controls. The audit committee also evaluates the performance and independence of our auditors. The functions of the audit committee are shown in our Audit Committee Charter, attached as Appendix I to this proxy statement. The audit committee currently consists of two directors: Messrs. Dilworth and Klein. The audit committee met once during 2000. See "Report of Audit Committee" below.

  We have established a compensation committee that reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by our board. The compensation committee currently consists of two directors: Messrs. Dilworth and Klein. The compensation committee met twice during 2000.

  We have not established a nominating committee. Nominees for election as directors are selected by our board of directors.

Director Compensation

  Our non-employee directors are compensated as follows:

  . $6,000 annual retainer payable at the beginning of each quarter;

  . $1,000 per board meeting fee payable at each meeting for each attendee;
    and

  . $500 per committee meeting fee payable at each meeting for each attendee.

  Such non-employee directors are also eligible for the grant of options under our stock option plans on the same basis as that of employees. We provide an assistant to Mr. Dilworth. Our cost for Mr. Dilworth's assistant during the year ended December 31, 2000 was $45,043.

                                  PROPOSAL II

            AMENDMENT OF OUR 1998 STOCK OPTION/STOCK ISSUANCE PLAN

  Our 1998 Stock Option/Stock Issuance Plan is intended to promote our interests by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in us, as an incentive for them to remain in our service. The 1998 plan was adopted by our board on June 23, 1998 and approved by our stockholders on June 23, 1998. The 1998 plan was amended by our board of directors on February 2, 2000 to increase the number of shares of common stock available thereunder from 2,230,400 to 2,930,400. That amendment was approved by our stockholders on June 7, 2000 at our 2000 Annual Meeting.

  Pursuant to the current terms of the 1998 plan, 2,930,400 shares of common stock may be issued to our officers and other employees, our non-employee board members and independent consultants in our service. However, in no event may any one participant in the 1998 plan receive option grants or direct stock issuances for more than 278,800 shares of common stock in the aggregate per calendar year. Our stockholders are being asked to approve an amendment to the 1998 plan to increase the number of shares of common stock available thereunder from 2,930,400 to 3,655,400.

  The shares of common stock reserved for issuance under the 1998 plan are made available from authorized but unissued common stock or from shares of common stock reacquired by us, including shares repurchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 1998 plan. Unvested shares issued under the 1998 plan and subsequently repurchased by us will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1998 plan.

  As of April 16, 2001, options for 2,216,536 shares of common stock were outstanding under the 1998 plan, options for 118,780 shares of common stock had been exercised and an additional 248,157 of the shares which had been issued directly under the stock issuance program remained outstanding. Without giving effect to the approval of the proposed amendment to the 1998 plan, 346,927 shares of common stock remained available for future issuance under the 1998 plan as of April 16, 2001.

  Our compensation committee has exclusive authority to administer the 1998 plan with respect to option grants and stock issuances made to our executive officers and non-employee board members. The compensation committee and a secondary committee of one or more board members will each have separate but concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The term "plan administrator," as used in this description of the 1998 plan, will mean either the compensation committee or the secondary committee, to the extent each such entity is acting in its capacity as administrator of the 1998 plan.

  The plan is divided into two separate components:

  . the option grant program under which eligible individuals may, at the discretion of the plan administrator, be granted options to purchase shares of common stock at an exercise price not less than 85% of their fair market value on the grant date; and

  . the stock issuance program under which such individuals may, at the discretion of the plan administrator, be issued shares of common stock directly through the purchase of vested or unvested shares at a price not less than 85% of their fair market value at the time of issuance or as a fully-vested bonus for past services rendered to us.

  The shares subject to each option granted under the option grant program and unvested shares issued under the stock issuance program will vest in one or more installments over the recipient's period of service with us. However, no vesting schedule will be at a rate less than 20% per year, with the initial vesting to occur no later than one year after the grant date of the option or the issue date of the unvested shares. No granted option may have a term in excess of ten years, and each granted option will be subject to earlier termination within a designated period following the optionee's cessation of service with us.

  The exercise price may be paid in cash or in shares of common stock. Options may also be exercised for vested shares through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of those shares and pays over to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares. In addition, the plan administrator may provide financial assistance to one or more participants in connection with the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise or purchase price and any associated withholding taxes incurred in connection with such exercise or purchase.

  The plan administrator has the authority to effect the cancellation of outstanding options under the option grant program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date.

  Our board may amend or modify the 1998 plan at any time. The 1998 plan will terminate on June 22, 2007, unless sooner terminated by our board or in connection with an acquisition of us in which the 1998 plan is not assumed by the acquiring entity.

  The 1998 plan was amended by our board of directors on February 7, 2001 to increase the number of shares of common stock available thereunder from 2,930,400 to 3,655,400, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock. We believe that the increase in the number of shares reserved for issuance pursuant to the 1998 plan is necessary for us to continue to attract and retain qualified employees, officers and directors. No options have been granted with respect to these increased shares.

  Assuming approval of the proposed amendment to the 1998 plan and after giving effect thereto, as of April 16, 2001 there would be 1,071,927 shares of common stock available for issuance under the 1998 plan.

Board Recommendation

  The affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of this proposal. Our board recommends a vote FOR such proposal.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth information for the fiscal years ended December 31, 1998, 1999 and 2000 concerning compensation we paid to our Chief Executive Officer and our other executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2000.

                                                        Long Term
                                                       Compensation
                                                     ----------------
                                         Annual         Number of
                                      Compensation   Shares of Common
   Name and Principal        Fiscal ---------------- Stock Underlying    All Other
   Position                   Year   Salary   Bonus      Options      Compensation (1)
   ------------------        ------ -------- ------- ---------------- ----------------
   Walter Keller...........   2000  $176,590 $45,940         --            $1,000
    President and Chief       1999   140,000     --      150,000              --
    Executive Officer         1998   135,181     --          --               --

   Robin Ford..............   2000  $141,860 $30,625         --            $1,000
    Executive Vice            1999   130,000     --      150,000              --
     President,
    Marketing and Sales       1998   141,960     --          --               --

   William Swain (2).......   2000  $132,100 $28,715     245,000           $1,000
    Chief Financial Officer   1999       --      --          --               --
     and
    Secretary                 1998       --      --          --               --

--------
(1)  Company matching contribution to the 401(k) Plan.

(2)  Mr. Swain joined our company in March 2000.

Option Grants in Last Fiscal Year

  The following table shows the stock option grants made to the executive officers named in the Summary Compensation Table during the 2000 fiscal year:

                                              Per Cent of
                                             Total Options
                       Number of Shares of    Granted to   Per Share
                     Common Stock Underlying Employees In  Exercise  Expiration
   Name                Options Granted (1)    Fiscal Year  Price (2)    Date
   ----              ----------------------- ------------- --------- ----------
   Walter Keller....             --                --          --          --
   Robin Ford.......             --                --          --          --
   William Swain....         135,000             16.3%      $15.62    02/15/10
                              40,000              4.8%        7.31    04/17/10
                              70,000              8.5%        2.56    10/18/10

--------
(1) The options are immediately exercisable, subject to our repurchase of any shares issued upon exercise of the options, which repurchase right lapses in 33 equal monthly installments beginning three months after the date of the grant.

(2) Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the closing sales price reported on The Nasdaq Stock Market on the date of grant.

Fiscal Year-End Option Values

  The following table shows the value of unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2000. No options held by such individuals were exercised during 2000.

                                Number of Shares of
                              Common Stock Underlying    Value of Unexercised
                              Unexercised Options at    In-the-Money Options at
                                 December 31, 2000       December 31, 2000 (1)
                             ------------------------- -------------------------
   Name                      Exercisable Unexercisable Exercisable Unexercisable
   ----                      ----------- ------------- ----------- -------------
   Walter Keller............   150,000         --           --           --
   Robin Ford...............   150,000         --           --           --
   William Swain............   245,000         --           --           --

--------
(1) The per share exercise price of each of the unexercised stock options set forth in the table above exceeded $1.38, the fair market value of a share of our common stock as of December 31, 2000.

Employment Agreements

  On December 12, 2000, we entered into employment agreements with Mr. Keller and Ms. Ford that provide, for a term of two years, annual base salaries of $250,000 and $150,000, respectively, and eligibility to receive bonuses at the discretion of our board. Such agreements also contain provisions for non-competition for the term of each agreement and confidentiality. The base salaries are subject to change at the discretion of our board. Mr. Keller and Ms. Ford also are entitled to participate in any of our pension, insurance or benefit plans, including our stock option plans. Each employment agreement also provides for a severance payment in the amount of one year's compensation in the event that the employee is terminated by us without cause, or the employee resigns for Good Reason (as defined in the agreement) during the employment term and an annual bonus calculated at 100% of target for our fiscal year then in effect. Good Reason includes, among other things, the failure of a successor company to assume the employment agreements in connection with change in control transactions such as a merger, consolidation or a sale of all or substantially all of our assets. Good Reason also includes substantial changes in the duties, position, compensation and location of the employment. Additionally Mr. Keller and Ms. Ford are entitled to continued benefits coverage, excluding participation in the 401(k) Plan and Employee Stock Purchase Plan, for a period of one year beginning on the termination date.

1996 Stock Option Plan

  Our 1996 Stock Option Plan was adopted by both our board and stockholders on May 30, 1996. The 1996 plan provides for the granting of options that are intended to qualify either as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code or as nonstatutory stock options that are not intended to meet the requirements of such section. Options to purchase shares may be granted under the 1996 plan to persons who, in the case of incentive stock options, are our employees, including officers, or, in the case of nonstatutory stock options, are our employees, including officers, or our non-employee directors.

  The 1996 plan provides for its administration by our board or a committee chosen by our board, which has discretionary authority, subject to restrictions, to determine the number of shares issued pursuant to incentive stock options and nonstatutory stock options and the individuals to whom, the times at which, and the exercise price for which, options will be granted.

  The exercise price of all incentive stock options granted under the 1996 plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000. The aggregate fair market value is determined at the date of the option grant. As of April 16, 2001, options to purchase 170,450 shares of common stock were outstanding, no options had been exercised and options to purchase 17,050 shares of common stock remained available for further issuance under the 1996 Plan.

Employee Stock Purchase Plan

  Our Employee Stock Purchase Plan was adopted by our board on February 2, 2000 and by our stockholders on June 7, 2000. The plan provides for the purchase of shares of our common stock by eligible employees, including officers, at semi-annual intervals through periodic payroll deductions. As of April 16, 2001, 31,983 shares of our common stock had been sold under the plan, 68,017 shares were reserved for issuance and approximately 79 employees, including 4 executive officers, were eligible to participate. The plan is administered by our compensation committee.

  Shares of our common stock are offered under the plan through a series of successive offering periods, each with a maximum duration of six months beginning on the first business day of February and August each year. The purchase price of the common stock purchased under the plan is equal to 85% of the lower of the fair market value of such shares on the start date of an offering period or the fair market value of such shares on last day of such offering period.

  No participant may purchase more than $25,000 worth of common stock under the plan in one calendar year or more than 2,000 shares of common stock on any one purchase date. Purchase rights may not be granted to an employee who immediately after the grant would own or hold options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of common stock of our company. A participant may terminate participation in the plan at any time and participation will immediately terminate upon the participant's cessation of employment.

                           REPORT OF AUDIT COMMITTEE

  During fiscal 2000, the audit committee of our board developed a charter for the committee, which was approved by the full board on May 2, 2000. The complete text of the new charter, which reflects standards enunciated in new SEC regulations and the Nasdaq Stock Market rules, is attached as Appendix I to this proxy statement.

  . The committee is charged with monitoring the preparation of annual financial reports by our management, including discussions with our management and our outside auditors about draft annual financial statements and significant accounting and reporting matters;

  . The committee is responsible for matters concerning our relationship with our outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the outside auditors are independent (based in part of the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

  . The committee oversees our management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

  The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter.

  In overseeing the preparation of our financial statements, the committee met with both our management and our outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Our management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  With respect to our outside auditors, the committee, among other things discussed with BDO Seidman, LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

  On the basis of these reviews and discussions, the committee recommended to the board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          THE AUDIT COMMITTEE

                                          August P. Klein, Chairman
                                          Robert P. Dilworth

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information, as of April 16, 2001, based upon information obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock held by:

  . each director;

  . each person known by us to beneficially own 5% or more of our common stock;

  . each officer named in the summary compensation table elsewhere in this proxy statement; and

  . all directors and executive officers as a group:

Unless otherwise indicated, the address for each stockholder is c/o GraphOn Corporation, 400 Cochrane Circle, Morgan Hill, California 95037.

                                                Number of Shares of
                                                    Common Stock      Percent
   Name and Address Beneficial Owner           Beneficially Owned (1) of Class
   ---------------------------------           ---------------------- --------
   Spencer Trask Holdings, Inc.  .............       1,676,758(2)      11.1%
    535 Madison Avenue
    New York, NY 10022

   Corel Corporation..........................       1,193,824          8.1%
    1600 Carling Avenue
    Ottawa, Ontario
    K1Z 8R7, Canada

   Walter Keller..............................         845,230(3)       5.6%

   Robert Dilworth............................         363,820(4)       2.4%

   August P. Klein............................          73,260(5)       0.5%

   Robin Ford.................................         447,712(6)       3.0%

   William Swain..............................         385,000(7)       2.5%

   All current executive officers and
    directors as a group (7 persons)..........       2,390,022(8)      14.8%

--------
(1) As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of all options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of April 16, 2001 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Percentage ownership of our common stock is based on 14,785,296 shares of our common stock outstanding as of April 16, 2001.

(2) Includes 105,400 shares of common stock held by Spencer Trask Ventures, Inc. (f.k.a. Spencer Trask Securities), an affiliate of Spencer Trask & Co. (f.k.a. Spencer Trask Holdings, Inc.), 1,255,601 shares held by Kevin Kimberlin Partners, L.P. ("KKP"), an affiliate of Spencer Trask & Co., 16,594 shares of common stock issuable upon exercise of outstanding warrants held by KKP, 286,901 shares of common stock issuable upon exercise of outstanding warrants held by Spencer Trask & Co. and 12,262 shares of common stock issuable upon exercise of outstanding warrants held by Kevin Kimberlin, the general partner of KKP and controlling stockholder of Spencer Trask & Co.

(3) Includes 27,880 shares of common stock issuable upon exercise of outstanding warrants and 180,000 shares of common stock issuable upon exercise of outstanding options. Mr. Keller and Ms. Ford are husband and wife. These shares do not include any shares held by Ms. Ford for which Mr. Keller disclaims beneficial ownership. See footnote 6 below.

(4) Includes 250,000 shares of common stock issuable upon exercise of outstanding options.

(5) Includes 22,500 shares of common stock issuable upon exercise of outstanding options.

(6) Includes 180,000 shares of common stock issuable upon exercise of outstanding options. Mr. Keller and Ms. Ford are husband and wife. These shares do not include any shares held by Mr. Keller for which Ms. Ford disclaims beneficial ownership. See Footnote 3 above.

(7) Reflects shares of common stock issuable upon exercise of outstanding options.

(8) Includes 27,880 shares of common stock issuable upon exercise of outstanding warrants and 1,287,500 shares of common stock issuable upon exercise of outstanding options.

Compliance with Section 16(a) of Securities Exchange Act

  Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file initial reports of ownership and report changes in ownership of our equity securities with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

  Based solely upon our review of the copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2000, all filing requirements applicable to our officers and directors and the greater than 10% owners of our common stock were complied with except that Ms. Ford was not timely in her filing of one monthly report of one transaction.

                                 PROPOSAL III

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  Our board of directors has selected BDO Seidman, LLP to audit our accounts for the fiscal year ending December 31, 2001. Such firm, which has served as our independent auditors since 1998, has reported to us that none of its members has any direct financial interest or material indirect financial interest in us.

  Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of BDO Seidman, LLP as our independent auditors.

  A representative of BDO Seidman, LLP is expected to attend the meeting and will be afforded the opportunity to make a statement and/or respond to appropriate questions from stockholders.

  Fees billed by BDO Seidman, LLP for fiscal 2000:

     Audit Fees:....................................................... $76,700
     Financial Information System Design and Implementation Fees:......       0
     All other fees (1):...............................................  40,000

--------
(1) Included in "All other fees" are fees for consultation on accounting and financial reporting matters and tax services.

Board Recommendation

  The affirmative vote of the holders of a majority of our shares of common stock present and voting, in person or by proxy, at the meeting is required for approval of this proposal. Our board recommends a vote FOR such proposal.

                           ACCOMPANYING INFORMATION

  Accompanying this proxy statement is a copy of our annual report to stockholders for our fiscal year ended December 31, 2000. Such annual report includes our audited financial statements for the three fiscal years ended December 31, 2000.

                                  APPENDIX I

                              GRAPHON CORPORATION

                            AUDIT COMMITTEE CHARTER

I. Membership:

  The Audit Committee of the Board of Directors shall be comprised of two (2) or more outside members of the Board of Directors elected for a one year term. A chairman shall be designated by the Board.

II. Functions:

  A. Recommend independent auditors to the Board of Directors.

  B. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

  C. Review and discuss the results of the audit with both the independent auditors and management.

  D. Review the Company's significant accounting principles, policies and practices.

  E. Review Company reporting policies and practices.

  F. Review adequacy of management information systems, internal accounting and financial controls.

  G. Review the annual financial statements before their submission to the Board of Directors for approval.

  H. Review with both management and the independent auditors procedures and their execution established to:

    1. Prevent and uncover unlawful political contributions, bribes, unexplained and unaccounted for payments to intermediaries (foreign or American).

    2. Ascertain whether there are any unaccounted or off-book transactions.

    3. Identify payments in violation of applicable laws and standards of business which are intended to influence employees of potential customers to purchase their products (commercial bribes, kickbacks, etc.).

  I. Approve the performance of professional services provided by the independent auditors, including audit and non-audit services, before such services are rendered, and consider the possible effect on the performance of such services on the independence of the auditors.

  J. Review annually internal and external audits of employee benefit plans of Company (including subsidiaries).

  K. Review annually with the independent auditors their audit of the Company pension plans to determine that there are proper Company procedures to insure compliance with all relevant laws and regulations.

  L. Review annually adequacy of the Company's insurance.

  M. Review annually adequacy of protection of technology, including:

    -- physical security

    -- patent and trademark program

    -- proprietary information

  N. Review annually policies, and compliance with policies, relating to legal matters, conflict of interest, etc.

III. Minutes:

  Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the Board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no rights of third parties shall be affected by any such revision, modification, rescission or alteration.

                              GRAPHON CORPORATION

                              400 Cochrane Circle
                         Morgan Hill, California 95037

         This Proxy is Solicited on Behalf of the Board of Directors.

    The undersigned hereby appoints Robert Dilworth and William Swain as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side hereof, all the shares of Common Stock of GraphOn Corporation (the "Company") held of record by the undersigned on April 16, 2001, at the Annual Meeting of Stockholders to be held on May 16, 2001 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals I, II and III.

                        (To Be Signed on Reverse Side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                              GRAPHON CORPORATION

                                 May 16, 2001

                Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      votes as in this
      example.

                                   WITHHELD
                        FOR        From All
                   All Nominees    Nominees                                                                    FOR  AGAINST  ABSTAIN
I. Election of         [_]            [_]      Nominees: Robert Dilworth      II. To amend the Company's 1998  [_]    [_]      [_]
   Directors.                                            August P. Klein          Stock Option/Stock Issuance
                                                                                  Plan to increase the number
For All Nominees, except as noted below:                                          of shares of common stock
                                                                                  available thereunder from
_______________________________________________                                   2,930,400 to 3,655,400.

                                                                             III. To ratify the selection of   [_]    [_]      [_]
                                                                                  BDO Seidman, LLP as the
                                                                                  Company's independent
                                                                                  auditors for the fiscal
                                                                                  year ending December 31,
                                                                                  2001.

                                                                              IV. To transact such other business as may properly
                                                                                  come before the meeting.

                                                                             Please mark, sign, date and return the proxy card
                                                                             promptly using the enclosed envelope.

Signature(s) _________________________________________      ______________________________________________  Dated:____________, 2001
                                                                       SIGNATURE IF HELD JOINTLY
Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.